Exhibit 99.2

Keating Capital Reports Q1 2013 Results

Pre-IPO Investor Provides Financial Update

April 29, 2013 – Greenwood Village, Colorado – On April 29, 2013, Keating Capital, Inc. (“Keating” or the “Company”) (Nasdaq:  KIPO) reported financial results for the quarter ended March 31, 2013.

Management Commentary

“Although we made no additional investments in the first quarter, we have sold about 74% of our LifeLock shares since first quarter-end through April 25, 2013 resulting in approximately $2.7 million of net realized gains.  Based on 9,132,222 shares of our common stock outstanding as of March 31, 2013, these LifeLock realized gains represent approximately $0.30 per share.  Our Board currently intends to declare a distribution of at least 90% of our LifeLock realized gains, subject to any gains or losses realized on other portfolio company investments.  At our next quarterly Board meeting scheduled for July 25, 2013, we expect that our Board will take further action concerning the distribution of our LifeLock realized gains following the disposition of our entire LifeLock position.  These realized gains, as well as any further dispositions we may make during the second quarter, will be reflected in our second quarter financial results,” stated Timothy J. Keating, CEO of Keating Capital, Inc.

Highlights for the Quarter Ended March 31, 2013

●	NAV remains at $8.00 per share
●	LifeLock: $2.2 million increase in unrealized appreciation
●	$63.4 million invested in 20 companies since inception
●	Median portfolio company: 2012 revenue of $80 million and 28% revenue growth over 2011
●	91% of total invested capital deployed in 2011 and 2012 vintage years
●	Value weighted-average holding period of 1.3 years
●	Expected IPO timing and holding periods extended to two and four years, respectively
●	No new cleantech investments expected in foreseeable future
●	42,563 shares of common stock repurchased at an average price of $6.51, or 19% weighted average discount to NAV

Portfolio Activity

LifeLock $2.2 Million Increase in Unrealized Appreciation
Our first quarter financial statements reflect a $2.2 million increase in the unrealized appreciation on our LifeLock position, or $0.24 per share.  During the first quarter, we held 944,513 shares of LifeLock’s common stock with an aggregate cost of $5,000,000, or $5.29 per share.  Our lockup restriction on these shares expired as of March 31, 2013, and we valued our common stock investment in LifeLock at approximately $9.1 million, or $9.63 per share, based on LifeLock’s closing market price as of March 31, 2013.

$63.4 Million Invested in 20 Companies Since Inception
Since our first investment in January 2010, we have invested $63.4 million in a total of 20 portfolio companies, and we were the lead investor in seven of those transactions.  Of those 20 investments, three companies have successfully priced IPOs, and two other portfolio companies publicly filed registration statements for IPOs but were unable to complete their IPOs.  We believe a number of our other portfolio companies are achieving key operating milestones as they progress toward an expected IPO.

Median Portfolio Company:  2012 Revenue of $80 Million and 28% Revenue Growth over 2011
In aggregate, our 19 portfolio companies as of March 31, 2013 had approximately $2.1 billion in annual revenue in 2012, a 28% increase from aggregate 2011 revenue of approximately $1.6 billion.  Eight of our portfolio companies had 2012 revenue in excess of $100 million, and the median company in our portfolio had 2012 revenue of approximately $80 million.  The median annual revenue for a venture capital-backed company at the time of its IPO was $104 million in 2012 and $74 million in 2011.

91% of Total Invested Capital Deployed in 2011 and 2012 Vintage Years
Based on our total invested capital, including any follow-on investments, our 2010 vintage year of investments represents only 9.0% of our total invested capital, while the 2011 vintage year accounts for 49.2%, and the 2012 vintage year accounts for 41.8%.  Stated another way, 91% of our total invested capital as of March 31, 2013 was deployed in 2011 and 2012.

Value Weighted Average Holding Period of 1.3 Years
As a result, the average holding period of our 19 portfolio companies was 1.6 years from our initial investment date, and the value weighted-average holding period was 1.3 years.  And although we are still within the range of our expected overall holding period, our portfolio companies are, on average, taking longer than we expected to go public.

Expected IPO Timing and Holding Periods Extended to Two and Four Years, Respectively
Based on decisions by the management teams and/or boards of our portfolio companies to delay their IPO timing even though we believe such portfolio companies were, in many cases, currently capable of completing an IPO, and the additional time that is being required by certain of our portfolio companies to achieve their pre-IPO operating milestones, we believe that it is more reasonable to expect that our portfolio companies will be able to complete an IPO, on average, within about two years after the closing of our initial investment.  Similarly, we have extended our targeted investment holding period, on average, to four years.

No New Cleantech Investments Expected in Foreseeable Future
Based on the post-IPO performance of the 23 cleantech stocks that have completed IPOs since January 2010, we do not believe that the public markets are currently receptive to new cleantech IPOs.  We believe this sentiment is partly due to the inherent risks and uncertainties of the cleantech sectors, and the inherent difficulties in evaluating these typically earlier stage businesses where the achievement of significant revenue and earnings is usually many years in the future.  Accordingly, we are de-emphasizing cleantech as an area of interest, do not expect to make any new cleantech investments in the foreseeable future, and plan to focus our new investments primarily in venture capital-backed technology companies where we believe better opportunities exist.  Correspondingly, for new investment opportunities, we are increasing our annual revenue threshold criterion from $10 million to $20 million on a trailing 12-month basis.

Stock Repurchase Program

During the quarter ended March 31, 2013, we repurchased 42,563 shares of our common stock at an average price of $6.51 per share, including commissions, with a total cost of approximately $277,000.  The shares we repurchased in the first quarter were made at a 19% weighted average discount to net asset value per share.  Since the inception of our stock repurchase program in May 2012, we have repurchased a total of 151,559 shares of our common stock at an average price of $6.87 per share, including commissions, with a total cost of approximately $1,040,000.  The weighted average discount to net asset value per share of the shares repurchased since inception through March 31, 2013 was 15%.  We believe our stock repurchase program continues to be an important part of our strategy to reduce our current NAV discount, even though these repurchases decrease our capital available for investment and increase our operating expense ratio.

Capitalization

As of March 31, 2013, we had 9,132,222 shares of common stock issued and outstanding.  There are no options, warrants, or other classes of securities issued or outstanding.  Additionally, we had no debt.  Other than our stock repurchase program, there were no capital stock transactions in the first quarter.

Results of Operations

NAV $8.00 and Unchanged from Q4 2012

In the first quarter of 2013, our net asset value was unchanged at $8.00 per share.  The components that typically drive the changes in our net asset value each quarter are:  (i) net investment losses, effectively our operating expenses; (ii) realized gains/losses; (iii) the change in unrealized appreciation/deprecation on our investments, and (iv) cash distributions paid to stockholders or capital transactions.  For the first quarter:

●
We had net investment loss—effectively our operating expenses (including base management fees and accrued incentive fees)—of approximately $1.3 million, or a loss of $0.14 per share.  Our operating expenses, excluding base management fees and accrued incentive fees, were approximately $683,000 in the first quarter.  Due to higher audit fees related to the annual audit of our financial statements and higher stockholder communications expenses related to our annual meeting of stockholders, our first quarter operating expenses are typically higher compared to other quarters.  We are currently projecting operating expenses (excluding base management fees, incentive fees, registration and offering-related costs, and stock issuance costs) for 2013 of about $2.0 million based on our current capital base.

●
We had no realized gains or losses during the first quarter since we did not dispose of any portfolio company positions during the quarter.  As previously mentioned, all of our LifeLock dispositions occurred after the first quarter-end.

●
We had a net increase in unrealized appreciation on our portfolio company investments of approximately $1.3 million, or an increase of $0.14 per share.  During the first quarter, 10 of our portfolio companies were written-up a total of $4.5 million (including $2.2 million of LifeLock), or $0.49 per share.  These write-ups were partially offset by write-downs of $3.3 million, or $0.35 per share, in seven portfolio companies.  Of the total write-downs in the first quarter, $2.3 million were related to cleantech investments.

●
Finally, our net asset value per share increased by less than $0.01 per share as a result of the share repurchases and we did not pay any distributions in the first quarter, so there was no impact on NAV.

Keating Capital, Inc.
Change in Net Asset Value
	Three Months Ended
	March 31, 2013
	Amount	Per Share1

Net Asset Value, Beginning of Period2	$73,412,940	$8.00

Net Investment Loss	(1,300,664)	(0.14)

Net Change in Unrealized Appreciation (Depreciation) on Investments:
LifeLock, Inc.	2,184,658	0.24
SilkRoad, Inc.	910,000	0.10
Glam Media, Inc.	430,000	0.05
Jumptap, Inc.	320,005	0.03
Metabolon, Inc.	180,000	0.02
TrueCar, Inc.	170,000	0.02
Xtime, Inc.	169,289	0.02
Kabam, Inc.	140,000	0.01
Suniva, Inc.	10,000	*
Tremor Video, Inc.	10,000	*
Harvest Power, Inc.	-	-
Livescribe, Inc.	-	-
Solazyme, Inc.	(8,875)	*
BrightSource Energy, Inc.	(20,000)	*
Zoosk, Inc.	(80,000)	(0.01)
Stoke, Inc.	(290,000)	(0.03)
Corsair Components, Inc.	(608,000)	(0.07)
MBA Polymers, Inc.	(960,000)	(0.10)
Agilyx Corporation	(1,300,000)	(0.14)

Net Change in Unrealized Appreciation on Investments:	1,257,077	0.14

Net (Decrease) in Net Assets Resulting from Operations	(43,587)	*

Capital Stock Transactions:
Repurchases of Common Stock3	(276,933)	*

Net Asset Value, End of Period2	$73,092,420	$8.00

Weighted Average Common Shares Outstanding During Period	9,166,407

Common Shares Outstanding At End of Period	9,132,222

* Per share amounts less than $0.01.
1Unless otherwise indicated, per share data based on weighted average common shares outstanding during the period.
2Per share data based on total common shares outstanding at the beginning and end of the corresponding period.
3For the three months ended March 31, 2013, the increase in net asset value attributable to the shares repurchased was less than $0.01 per share.

Portfolio Analysis

As of March 31, 2013, the unrealized appreciation of our portfolio is $4,443,367.  The unrealized appreciation (depreciation) of each of our portfolio companies as of March 31, 2013 is set forth in the table below.

	March 31, 2013

			Unrealized
			Appreciation
Portfolio Company	Cost	Value	(Depreciation)

LifeLock, Inc.	$5,000,000	$9,095,660	$4,095,660
SilkRoad, Inc.	5,000,000	6,630,000	1,630,000
Xtime, Inc.	3,000,000	4,612,167	1,612,167
Harvest Power, Inc.	2,499,999	3,540,000	1,040,001
Corsair Components, Inc.	4,000,080	4,992,000	991,920
Metabolon, Inc.	4,000,000	4,710,000	710,000
Glam Media, Inc.	4,999,999	5,600,000	600,001
Jumptap, Inc.	4,999,995	5,320,000	320,005
Zoosk, Inc.	2,999,999	3,000,000	1
Tremor Video, Inc.	4,000,001	3,860,000	(140,001)
TrueCar, Inc.	2,999,996	2,850,000	(149,996)
Kabam, Inc.	1,328,860	1,120,000	(208,860)
BrightSource Energy, Inc.	2,897,131	2,637,125	(260,006)
Solazyme, Inc.	1,505,162	1,153,831	(351,331)
Livescribe, Inc.	606,187	-	(606,187)
Stoke, Inc.	3,500,000	2,750,000	(750,000)
Suniva, Inc.	2,500,007	1,290,000	(1,210,007)
MBA Polymers, Inc.	2,000,000	770,000	(1,230,000)
Agilyx Corporation	4,000,000	2,350,000	(1,650,000)

Total	$61,837,416	$66,280,783	$4,443,367

Other Information

Attached to this press release we have included the following:

●	Our statement of assets and liabilities as of March 31, 2013 and December 31, 2012, and
●	Our statement of operations for the three months ended March 31, 2013 and 2012.

Stockholder Call

Keating Capital invites stockholders, analysts and interested parties to attend Keating Capital’s earnings call on April 29, 2013, at 4:00 p.m. Eastern time.  You may pre-register at https://cc.readytalk.com/cc/s/registrations/new?cid=wr60jcsiuko4, and participate in the call by dialing (800) 269-0310.

A slide presentation will accompany the earnings call and will be available prior to the earnings call, at http://ir.keatingcapital.com/events.cfm.  Select the Q1 2013 Earnings Call Slides link to download and print the presentation.

An archived audio replay of the earnings call together with the slide presentation will be available within approximately three hours after completion of the call at http://ir.keatingcapital.com/events.cfm.  This archived recording will be available until the Company’s next quarterly conference call which has been tentatively scheduled for July 29, 2013, following the filing of our Q2 2013 results.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public.  We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status.  Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Margie L. Blackwell
Investor Relations Director
Keating Capital, Inc.
mb@keatinginvestments.com
(720) 889-0133

Forward-Looking Statements
This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC.  Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies.  Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.  The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Keating Capital, Inc.
Statements of Assets and Liabilities
(Unaudited)
	March 31,	December 31,
	2013	2012

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $47,332,174 and $47,332,174, respectively)	$46,329,292	$46,819,998
Publicly-traded portfolio companies
(Cost: $6,505,162 and $6,505,162, respectively)	10,249,491	8,073,708
Affiliate investments:
Private portfolio companies
(Cost: $8,000,080 and $8,000,080, respectively)	9,702,000	10,130,000
Total, investments in portfolio company securities at fair value	66,280,783	65,023,706
(Cost: $61,837,416 and $61,837,416, respectively)

Cash and cash equivalents	7,592,061	8,934,036
Prepaid expenses and other assets	101,184	104,429
Deferred offering costs	297,147	322,906

Total assets	$74,271,175	$74,385,077

Liabilities
Base management fees payable to investment adviser	$126,085	$128,746
Accrued incentive fees payable to investment adviser	945,114	693,699
Administrative expenses payable to investment adviser	56,696	51,396
Accounts payable	38,496	90,139
Accrued expenses and other liabilities	12,364	8,157

Total liabilities	1,178,755	972,137

Net assets
Common stock, $0.001 par value; 200,000,000 authorized; 9,283,781 and 9,283,781 shares issued, respectively	$9,284	$9,284
Additional paid-in capital	71,675,244	71,675,244
Treasury stock, at cost, 151,559 and 108,996 shares held, respectively	(1,041,112)	(764,179)
Accumulated net investment loss	(1,994,363)	(693,699)
Accumulated undistributed net realized gain on investments	-	-
Net unrealized appreciation on investments	4,443,367	3,186,290

Total net assets	$73,092,420	$73,412,940

Total liabilities and net assets	$74,271,175	$74,385,077

Net asset value per share (on 9,132,222 and 9,174,785 shares outstanding, respectively)	$8.00	$8.00

Keating Capital, Inc.
Statements of Operations
(Unaudited)
	Three Months Ended
	March 31,	March 31,
	2013	2012

Investment income
Interest and dividend income	$400	$1,742

Total investment income	400	1,742

Operating expenses
Base management fees	366,549	383,662
Incentive fees	251,415	221,090
Administrative expenses allocated from investment adviser	174,247	164,027
Legal and professional fees	196,072	193,561
Directors fees	40,000	40,000
Stock transfer agent fees	19,322	8,105
Custody fees	1,500	250
Public and investor relations expenses	48,602	36,473
Printing and production expenses	55,203	26,734
Postage and fulfillment expenses	23,911	19,314
Stock issuance expenses	-	-
Travel and entertainment expenses	37,878	26,427
General and administrative expenses	86,365	83,719

Total operating expenses	1,301,064	1,203,362

Net investment loss	(1,300,664)	(1,201,620)

Net realized gain on investments
Non-control/non-affiliate investments	-	132,930

Total net realized gain on investments	-	132,930

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	1,685,077	972,518
Affiliate investments	(428,000)	-

Total net change in unrealized appreciation (depreciation) on investments	1,257,077	972,518

Net decrease in net assets resulting from operations	$(43,587)	$(96,172)

Net investment loss per common share outstanding (basic and diluted)	$(0.14)	$(0.13)

Net decrease in net assets resulting from operations per common share outstanding (basic and diluted)	*	$(0.01)

Weighted average common shares outstanding (basic and diluted)	9,166,407	9,283,781

* Per share amounts less than $0.01.